Exhibit 10.2

SECOND AMENDMENT OF SECURITIES PURCHASE AGREEMENT

The Securities Purchase Agreement dated September 15, 2008 between Cell Therapeutics, Inc. (the “Company”) and Enable Growth Partners LP (“Enable”), and to which Enable Opportunity Partners LP and Pierce Diversified Master Strategy Fund LLC, Ena were also parties as to certain sections, as previously amended by an Amendment to Securities Purchase Agreement dated September 23, 2008 (as so amended, the “Securities Purchase Agreement”), is hereby further amended as follows, on and as of September 26, 2008.

WHEREAS, Section 1.1 of the Securities Purchase Agreement provides in relevant part:

“B Convertible Notes” means the Series B 10% Convertible Senior Notes of the Company to be issued under a Trust Indenture between the Company and US Bank National Association as Trustee, and of like tenor as the Convertible Notes except for the issuance date being the Option Closing Date and the maturity date being the fourth anniversary of the Option Closing Date.

WHEREAS, Enable is not now obligated to purchase any B Convertible Notes, but is willing to be required to purchase $14,210,526 principal amount of B Convertible Notes forthwith for $14,210,526 cash— if and only if the amendments provided for in this Second Amendment are effected.

WHEREAS, the Company wishes to obtain the right to require such purchase, forthwith, of $14,210,526 principal amount of B Convertible Notes (on the amended terms provided for in this Second Amendment) for $14,210,526 cash by Enable, and to exercise such right immediately.

NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

1. The Securities Purchase Agreement is hereby amended to provide that all references therein to B Convertible Notes shall have, instead of the meaning quoted in the Recitals above, the following meaning:

“the Series B 15.5% Convertible Senior Notes of the Company to be issued under a Trust Indenture between the Company and US Bank National Association as Trustee, and of like tenor as the Convertible Notes except for the interest rate being 15.5% per annum, the issuance date being the Option Closing Date, the maturity date being the fourth anniversary of the Option Closing Date and the Make Whole Payment being $0.62 per $1.00 principal amount.”

2. “Option” means the option of the Company set forth in Section 5.1 to require the purchase by Enable from the Company of, and the sale by the Company to Enable of, $14,210,526 principal amount of B Convertible Notes for $14,210,526 cash on the Option Closing Date.

3. The figures set forth on the signature page of the Securities Purchase Agreement for Enable’s “Total Option Subscription Amount” and “Principal Amount of B Convertible Notes” are both hereby changed to “$14,210,526 .”

4. Section 5.1 of the Securities Purchase Agreement is hereby amended to read in full as follows:

“Option Put Exercise. The Company shall have the right (but not the obligation), exercisable on or after September 26, 2008, to require Enable to purchase from the Company $14,210,526 principal amount of B Convertible Notes, in exchange for $14,210,526 cash, at the Option Closing to be held on the Option Closing Date. There shall be no preconditions to such right to exercise.”

5. The Company hereby exercises the Option.

6. Notwithstanding the timing for the Option Closing Date established in the definition of “Option Closing Date” in Section 1.1 of the Securities Purchase Agreement, the Option Closing shall, provided that all conditions precedent to Enable’s obligations to pay for the B Convertible Notes and the Company’s obligations to deliver the B Convertible Notes have been satisfied or waived on or before such date, occur on September 29, 2008 (i.e., it is agreed that the Option Closing Date is to be September 29, 2008).

7. At the Option Closing, the Company and Enable shall enter into a mutual general release, in a form which has already been mutually agreed.

8. Except as expressly set forth in this Second Amendment, the Securities Purchase Agreement remains unchanged and in full force and effect.

CELL THERAPEUTICS, INC.

By:	/s/ James Bianco

ENABLE GROWTH PARTNERS LP

By:	/s/ Brendan O’Neil

As Agreed:

ENABLE OPPORTUNITY PARTNERS LP

By:	/s/ Brendan O’Neil

PIERCE DIVERSIFIED MASTER STRATEGY FUND LLC, ENA

By:	/s/ Brendan O’Neil

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